Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth Heiss, Manager, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2011 Second Quarter Results

Newton, MA (August 2, 2011): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and six months ended June 30, 2011.

Results for the Quarter Ended June 30, 2011:

Normalized funds from operations, or Normalized FFO, were $21.0 million for the quarter ended June 30, 2011, compared to $14.2 million for the same quarter last year.  Normalized FFO per share for the quarter ended June 30, 2011 was $0.52, compared to $0.45 for the same quarter last year.

Net income for the quarter ended June 30, 2011 was $10.9 million, or $0.27 per share, compared to $7.7 million, or $0.25 per share, for the quarter ended June 30, 2010.

GOV’s weighted average number of common shares outstanding was 40,505,745 and 31,260,553 for the quarters ended June 30, 2011 and 2010, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO and Normalized FFO for the quarters ended June 30, 2011 and 2010 appears later in this press release.

Results for the Six Months Ended June 30, 2011:

Normalized FFO were $40.5 million for the six months ended June 30, 2011, compared to $26.7 million for the same period last year.  Normalized FFO per share for the six months ended June 30, 2011 was $1.00, compared to $0.89 for the same period last year.

Net income for the six months ended June 30, 2011 was $21.2 million, or $0.52 per share, compared to $14.6 million, or $0.48 per share, for the six months ended June 30, 2010.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

GOV’s weighted average number of common shares outstanding was 40,503,286 and 30,178,353 for the six months ended June 30, 2011 and 2010, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the six months ended June 30, 2011 and 2010 appears later in this press release.

Recent Investment Activities:

Since April 1, 2011, GOV has acquired or has entered into purchase and sale agreements to acquire eleven properties for an aggregate purchase price of $327.3 million, including the assumption of $50 million of mortgage debt and excluding acquisition costs, as follows:

•                  In May 2011, GOV acquired a previously disclosed office property located in Plantation, FL with 135,819 rentable square feet. This property is 100% leased to the U.S. Government and occupied by the Internal Revenue Service. The purchase price was $40.8 million, excluding acquisition costs.

•                  Also in May 2011, GOV acquired a previously disclosed office property in New York, NY with 187,060 rentable square feet. This property is 100% leased to and occupied by the United Nations. The purchase price was $114.1 million, excluding acquisition costs.

•                  In June 2011, GOV acquired an office property in Milwaukee, WI with 29,297 rentable square feet. This property is 100% leased to the U.S. Government and occupied as a Military Entrance Processing Station. The purchase price was $6.8 million, excluding acquisition costs.

•                  Also in June 2011, GOV acquired two previously disclosed office properties in Stafford, VA with 64,488 rentable square feet. These properties are 100% leased to the U.S. Government and occupied by the Federal Bureau of Investigation. The purchase price was $11.6 million, excluding acquisition costs.

•                  Also in June 2011, GOV acquired a previously disclosed office property in Montgomery, AL with 57,815 rentable square feet. This property is 100% leased to the U.S. Government and serves as the office of the U.S. Attorney for the Middle District of Alabama. The purchase price was $11.6 million, excluding acquisition costs.

•                  In July 2011, GOV entered into a purchase agreement to acquire an office property located in Holtsville, NY with 264,482 rentable square feet.  This property is 82% leased to three tenants, of which 72% is leased to the U.S. Government and occupied by the Internal Revenue Service and U.S. Citizenship and Immigration Services.  The contract purchase price is $40.8 million, excluding acquisition costs.  This pending acquisition is subject to GOV’s satisfactory completion of diligence and other customary closing conditions; accordingly, GOV can provide no assurance that it will acquire this property.

•                  Also in July 2011, GOV entered into a purchase agreement to acquire an office property located in Sacramento, CA with 87,863 rentable square feet.  This property is 100% leased to the State of California and occupied by the California State Employment Development Department.  The contract purchase price is $13.6 million, excluding acquisition costs.  This pending acquisition is subject to GOV’s satisfactory completion of diligence and other customary closing conditions; accordingly, GOV can provide no assurance that it will acquire this property.

•                  In addition, as previously disclosed, GOV entered into a purchase agreement to acquire three office properties located in Indianapolis, IN with 433,927 rentable square feet. These properties are 97% leased to 18 tenants, of which 58% is leased to the U.S. Government and occupied by the U.S. Customs and Border Protection Agency. The contract purchase price is $88 million, including the assumption of $50 million of mortgage debt and excluding acquisition costs. This pending acquisition is subject to GOV’s satisfactory completion of diligence and other customary closing conditions, as well as the assumption of mortgage debt; accordingly, GOV can provide no assurance that it will acquire these properties.

Recent Financing Activities:

•                  On July 25, 2011, GOV issued 6,500,000 common shares in a public offering at a price of $25.40 per share and raised net proceeds of $157.7 million.  The net proceeds from this offering were used to reduce amounts outstanding under GOV’s revolving credit facility and for general business purposes, including funding acquisitions.  GOV also granted the underwriters of the offering a 30-day option to purchase an additional 975,000 common shares to cover overallotments, if any.

Conference Call:

On Tuesday, August 2, 2011, at 1:00 p.m. Eastern Daylight Time, David Blackman, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the second quarter 2011 results.

The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 288-0337.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through midnight Eastern Daylight Time on August 9, 2011.  To hear the replay, dial (320) 365-3844.  The replay pass code is 179321.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, which is located at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website for about one week after the call.

Supplemental Data:

A copy of GOV’s Second Quarter 2011 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com.  GOV’s website is not incorporated as part of this press release.

Government Properties Income Trust is a real estate investment trust, or REIT, which owns properties located throughout the United States which are majority leased to the U.S. Government and several state government tenants.  As of June 30, 2011, GOV owned 64 properties with 7.6 million rentable square feet.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of our operating results and financial condition.

Government Properties Income Trust

Condensed Consolidated Statements of Income and Normalized Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Rental income	$41,923	$25,940	$80,999	$49,295

Expenses
Real estate taxes	4,637	2,764	9,094	5,332
Utility expenses	3,540	1,733	7,047	3,410
Other operating expenses	7,076	3,963	13,845	7,520
Depreciation and amortization	9,097	5,401	17,483	10,281
Acquisition related costs	1,009	1,011	1,838	1,855
General and administrative	2,566	1,623	4,909	3,082
Total expenses	27,925	16,495	54,216	31,480

Operating income	13,998	9,445	26,783	17,815

Interest and other income	20	16	35	68
Interest expense (including net amortization of debt premiums and deferred financing fees of $418, $624, $836 and $1,156, respectively)	(3,076)	(1,678)	(5,613)	(3,209)
Equity in earnings (losses) of an investee	46	(23)	83	(52)

Income before income tax expense	10,988	7,760	21,288	14,622

Income tax expense	(56)	(25)	(102)	(36)
Net income	$10,932	$7,735	$21,186	$14,586

Calculation of Funds from Operations (FFO) and Normalized FFO (1)
Net income	$10,932	$7,735	$21,186	$14,586
Plus: depreciation and amortization	9,097	5,401	17,483	10,281
FFO	20,029	13,136	38,669	24,867
Plus: acquisition related costs	1,009	1,011	1,838	1,855
Normalized FFO	$21,038	$14,147	$40,507	$26,722

Weighted average common shares outstanding	40,506	31,261	40,503	30,178

Per common share
Net income	$0.27	$0.25	$0.52	$0.48
FFO	$0.49	$0.42	$0.95	$0.82
Normalized FFO	$0.52	$0.45	$1.00	$0.89

(1) We compute FFO and Normalized FFO as shown above.  FFO is computed on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, computed in accordance with U.S. generally accepted accounting principles, or GAAP, plus real estate depreciation and amortization.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude acquisition related costs.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance.  These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or cash flow from operating activities, determined in accordance with GAAP, as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that this data may facilitate an understanding of our consolidated historical operating results. These measures should be considered in conjunction with net income and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

Government Properties Income Trust

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2011	2010
ASSETS

Real estate properties:
Land	$195,764	$143,774
Buildings and improvements	984,033	833,719
	1,179,797	977,493
Accumulated depreciation	(143,335)	(131,046)
	1,036,462	846,447
Acquired real estate leases, net	80,075	60,097
Cash and cash equivalents	1,081	2,437
Restricted cash	1,593	1,548
Rents receivable, net	21,200	19,200
Deferred leasing costs, net	976	1,002
Deferred financing costs, net	2,971	3,935
Other assets, net	18,376	16,622
Total assets	$1,162,734	$951,288

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$338,000	$118,000
Mortgage notes payable	45,898	46,428
Accounts payable and accrued expenses	17,885	14,436
Due to affiliates	3,060	1,348
Assumed real estate lease obligations, net	12,626	13,679
	417,469	193,891

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 50,000,000 shares authorized, 40,510,800 and 40,500,800 shares issued and outstanding, respectively	405	405
Additional paid in capital	777,169	776,913
Cumulative net income	62,522	41,336
Cumulative other comprehensive income	44	2
Cumulative common distributions	(94,875)	(61,259)
Total shareholders’ equity	745,265	757,397
Total liabilities and shareholders’ equity	$1,162,734	$951,288

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED AGREEMENTS TO PURCHASE PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, SOME OR ALL OF THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED.

•                  THIS PRESS RELEASE STATES THAT WE HAVE GRANTED THE UNDERWRITERS OF OUR COMMON SHARE OFFERING A 30-DAY OPTION TO PURCHASE AN ADDITIONAL 975,000 COMMON SHARES TO COVER OVERALLOTMENTS, IF ANY.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART.  IN FACT WE DO NOT KNOW WHETHER THE UNDERWRITERS WILL EXERCISE THIS OPTION, OR ANY PART OF IT.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS AND IN OUR PROSPECTUS SUPPLEMENT FILED JULY 21, 2011, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)